EXHIBIT 8.1

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CARTER LEDYARD & MILBURN LLP
COUNSELLORS AT LAW
2 WALL STREET
NEW YORK, N.Y. 10005-2072

TEL: (212) 732-3200
FAX: (212) 732-3232

March 31, 2004

Trinity Biotech plc
IDA Business Park
Bray, Co. Wicklow
Ireland

Re:	Form F-3 Registration Statement

Ladies and Gentlemen :

We have acted as counsel to Trinity Biotech plc, an Irish public limited company (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”), including the prospectus constituting Part I of the Registration Statement (the “Prospectus”). The Prospectus relates to the registration of Company Class A Ordinary Shares represented by American Depositary Receipts (the “Shares”).

We have examined the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company, and such other documents, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Company.

Based on and subject to the foregoing, we advise you that to the extent it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the material under the caption “Material US Federal and Irish Tax Consequences – US Federal Income Tax Consequences to US Holders” in the Prospectus expresses our opinion as to the material United States federal income tax consequences that generally will apply to purchasers of Shares who are U.S. Holders as defined in the Prospectus.

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We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Material US Federal and Irish Tax Consequences – US Federal Income Tax Consequences to US Holders” and “Legal Matters” in the said Prospectus.

Sincerely,

/s/ Carter Ledyard & Milburn LLP